Exhibit 99.1

CONTACT:
Investors: Peggy Reilly Tharp	Media: George Csolak
314-628-7491	314-628-7266
peggy.tharp@savvis.net	george.csolak@savvis.net

Savvis Reports Year-over-Year Fourth Quarter 2010 Revenue

Growth of 15% and Adjusted EBITDA Growth of 24%

Managed Services revenue growth of 32% YoY, includes nearly 100% YoY growth in Cloud; Colocation revenue growth of 11% YoY

ST. LOUIS, Feb. 8, 2011 – Savvis, Inc. (NASDAQ: SVVS), a global leader in cloud infrastructure and hosted IT solutions for enterprises, today reported its fourth quarter 2010 financial results, with revenue of $252.7 million, compared to $219.8 million in the fourth quarter of 2009. Adjusted EBITDA* was $67.8 million, compared to $54.9 million of adjusted EBITDA in the fourth quarter of 2009.

Income from continuing operations for the fourth quarter of 2010 was $14.0 million, compared to $10.4 million in the fourth quarter of 2009. Savvis reported a net loss of ($2.9) million, or ($0.06) per share, in the fourth quarter of 2010, compared to a fourth quarter 2009 net loss of ($5.4) million, or ($0.10) per share.

“Our remarkable fourth quarter results were an appropriate end to 2010, with good growth in Managed Services, Colocation and Network revenue reported on both an annual and a quarterly basis,” said Jim Ousley, chairman and chief executive officer for Savvis. “Our successful execution and the strategic changes we made over the past year are reflected in our solid financials. We expect to see a general continuation of these trends in 2011, with specific strength in our Managed Services business.”

For full year 2010, revenue was $933.0 million, up 7% when compared to full year 2009 revenue of $874.4 million. Adjusted EBITDA for 2010 was $236.2 million, up 7% over the $220.0 million reported in 2009.

Savvis reported income from continuing operations of $24.5 million in 2010, compared to full year 2009 income from continuing operations of $40.1 million. The company reported a net loss of ($54.0) million in 2010, or ($0.98) per share, and this amount includes approximately $11.8 million in costs related to the company’s debt refinancing. For full year 2009, Savvis had a net loss of ($20.8) million, or ($0.39) per share.

Fourth Quarter Financial Results

US$ in millions	Three months ended
	12/31/10	9/30/10	12/31/09
Hosting	$185.7	$176.7	$154.7
Network	$67.0	$65.2	$65.1

Total revenue	$252.7	$241.9	$219.8

Cost of revenue(1)	$129.6	$131.6	$120.4
SG&A expenses(1) (2)	$61.7	$56.5	$50.5
Non-cash, equity-based compensation(1)	$5.2	$5.4	$6.0
Income from continuing operations	$14.0	$3.5	$10.4
Net income (loss) from continuing operations	($3.1)	($26.2)	($5.4)
Income (loss) from discontinued operations, net of income tax(3)	$0.2	($0.0)	—
Net income (loss)	($2.9)	($26.2)	($5.4)

Adjusted EBITDA	$67.8	$59.7	$54.9
Adjusted EBITDA margin	27%	25%	25%

(1)	Both cost of revenue and SG&A expenses exclude depreciation, amortization and accretion and include non-cash, equity-based compensation. Total non-cash, equity-based compensation attributed to cost of revenue for the three months ended Dec. 31, 2010, Sept. 30, 2010, and Dec. 31, 2009, was $1.3 million, $1.5 million and $1.1 million and to SG&A expenses was $4.0 million, $3.9 million and $4.9 million, respectively. (2) SG&A expenses include acquisition and integration costs of $1.1 million and $0.5 million for the three months ended Dec. 31, 2010, and Sept. 30, 2010, respectively. (3) Includes income (loss) from the application services business acquired from Fusepoint, which was classified as an asset held for sale at Sept. 30, 2010, and sold on Dec. 13, 2010. Total income (loss) attributed to net income for the three months ended Dec. 31, 2010, and Sept. 30, 2010, was $160,000 and ($9,000), respectively.

Fourth Quarter Overview

Total Savvis revenue for the fourth quarter was $252.7 million, up 4% compared to third quarter 2010 revenue of $241.9 million. Strong Managed Services growth, data center expansions, improved renewals and churn, and a seasonal increase in network traffic all helped contribute to the improvement.

Adjusted EBITDA was $67.8 million for the fourth quarter of 2010, up 14% compared to $59.7 million of adjusted EBITDA in the third quarter of 2010. Growth in fourth quarter adjusted EBITDA was the result of steady improvement in the company’s renewals, bookings and installations throughout the preceding three quarters.

Hosting

US$ in millions	Percent of Revenue	Three months ended
		12/31/10	9/30/10	12/31/09
Managed Services	48%	$89.3	$81.5	$67.8
Percentage change			10%	32%
Colocation	52%	$96.4	$95.2	$86.9
Percentage change			1%	11%

Total Hosting revenue		$185.7	$176.7	$154.7
Percentage change			5%	20%

In the fourth quarter, Managed Services revenue reflected continued growth in demand for Savvis’ traditional managed services and an increase in traction for its cloud solutions, which represent a growing portion of Managed Services revenue. Traditional managed services include both utility and virtualized services, while cloud solutions include the Savvis Symphony Open, Dedicated and VPDC products.

Colocation revenue was up both quarterly and annually in the fourth quarter, as the company continued to target and win enterprise clients for its global data centers. Savvis also continued to reap the benefits of its revamped renewal program, which resulted in a continued reduction in both colocation and overall churn.

Network

US$ in millions	Percent of Revenue	Three months ended
		12/31/10	9/30/10	12/31/09
Core(1)	57%	$38.4	$36.4	$31.4
Percentage change			6%	22%
Sustaining(2)	43%	$28.6	$28.8	$33.7
Percentage change			(1%)	(15%)

Total Network revenue		$67.0	$65.2	$65.1
Percentage change			3%	3%

(1)	Core network includes revenue from Thomson Reuters and from other financial vertical and data center clients, who also purchase bundled network and hosting services.
(2)	Sustaining network includes revenue from services that are either in slower growth or declining markets or are not directly tied to the future growth of the company’s network and hosting businesses.

The overall Network business showed both quarterly and annual revenue growth in the fourth quarter, due to a seasonal increase in network traffic and a quarterly delay in some expected churn. As expected, Core Network revenue continued to grow, while the decline in Sustaining Network revenue continued to slow.

Other Highlights

The Financial Vertical represented 28% of total revenue, or $69.7 million, in the fourth quarter of 2010. Revenue in the quarter was up 4%, compared to the third quarter of 2010, and was up 21%, compared to the fourth quarter of 2009.

During the quarter, Savvis added two new exchanges in Chicago and Slough. The company also continued its expansion into additional global financial markets, as part of its collaboration with Thomson Reuters. To date, orders for Thomson Reuters Elektron Hosting solution are being taken in 10 locations.

Cash Flow and Balance Sheet

Net cash provided by operating activities was $71.4 million in the fourth quarter of 2010, compared to $57.5 million in the fourth quarter of 2009. Cash capital expenditures for the fourth quarter of 2010 totaled $43.8 million.

The company’s cash position at Dec. 31, 2010, was $120.3 million, compared to $88.0 million at Sept. 30, 2010. As of Dec. 31, 2010, the long-term debt and capital leases for Savvis (net of current portion) totaled $747.2 million, flat from $747.7 million as of Sept. 30, 2010.

Full Year Financial Results

US$ in millions	12 months ended
	12/31/10	12/31/09	% change
Colocation	$358.4	$341.3	5%
Managed services	$315.0	$266.0	18%

Hosting	$673.4	$607.3	11%
Core	$139.9	$112.6	24%
Sustaining	$119.7	$154.5	(23%)

Network services	$259.6	$267.1	(3%)

Total revenue	$933.0	$874.4	7%

Cost of revenue(1)	$500.7	$480.3	4%
SG&A expenses(1)	$226.8	$203.2	12%
Non-cash, equity-based compensation(1)	$25.7	$29.1	(12%)
Income from continuing operations	$24.5	$40.1	(39%)
Net income (loss) from continuing operations	($54.0)	($20.8)	(159%)
Income (loss) from discontinued operations, net of income tax(2)	$0.1	—	—
Net income (loss)	($54.0)	($20.8)	(159%)

Adjusted EBITDA	$236.2	$220.0	7%
Adjusted EBITDA margin	25%	25%	~15 bps

(1)	Both cost of revenue and SG&A expenses exclude depreciation, amortization and accretion and include non-cash, equity-based compensation. Total non-cash, equity-based compensation attributed to cost of revenue for the 12 months ended Dec. 31, 2010, and Dec. 31, 2009, was $5.9 million and $5.5 million and to SG&A expenses was $19.8 million and $23.6 million, respectively. (2) Includes income from the application services business acquired from Fusepoint, which was classified as an asset held for sale at Sept. 30, 2010, and sold on Dec. 13, 2010. Total income attributed to net income for the 12 months ended Dec. 31, 2010 was $61,000.

Full Year Highlights

In addition to year-over-year growth in Managed Services, Colocation and Core Network in 2010, the company also saw significant improvement in specific verticals and product lines. In the financial vertical, 2010 revenue was $252.7 million, up 10% over 2009 revenue of $229.1 million. For the company’s Savvis Symphony line of cloud products, which is a part of its Managed Services offerings, revenue in 2010 was $15.2 million, up 106% over 2009 revenue of $7.4 million.

Savvis closed out the year with the news that it was positioned in the Leaders Quadrant in the Magic Quadrant for Cloud Infrastructure-as-a-Service and Web Hosting in 2010. The Gartner Magic Quadrant is widely recognized as one of the most influential market analyses for enterprises seeking to evaluate cloud and hosting vendors.

As part of the company’s strategic plan to expand its geographic presence around the world, Savvis acquired Fusepoint for approximately $121 million in cash in June. Fusepoint is well-positioned in the Canadian hosting market as a leading provider of managed IT and colocation services, with data centers in Toronto, Vancouver and Montreal.

In August, Savvis restructured its debt profile and closed on its senior secured credit facilities, which include a $550 million term loan and a $75 million revolving credit facility. The proceeds were used to fund a tender offer for the company’s 3% Convertible Senior Notes due May 2012, and Savvis accepted nearly 99% of the outstanding $345 million for payment. Proceeds were also used to repay outstanding amounts under the company’s existing revolving credit facility and other bank and vendor financing.

Financial Outlook

“The strength in execution we saw throughout 2010, and into the fourth quarter, gave us the confidence to announce our full year 2011 guidance at our investor day in early December 2010,” said Greg Freiberg, chief financial officer for Savvis. “Strong fourth quarter financial results and continued execution of our business model are expected to help position us for success in 2011.”

Savvis continues to expect the following for full year 2011:

•	Revenue of $1,030 to $1,060 million

•	Adjusted EBITDA of $265 to $290 million

•	Total cash capital expenditures of $220 to $240 million

•	Cash interest expense (net) of approximately $65 million

Investor Conference Call

Savvis will webcast an investor conference call at 10:00 a.m. ET today, Feb. 8, 2011. Both the webcast and supporting presentation will be available at savvis.net on the Investor Relations page. A live conference call will be available at (866) 261-2650 for analysts in North America or (703) 639-1221 for international analysts. A replay will be available on the website for six months. Investors may also access the replay by dialing (888) 266-2081 in North America or (703) 925-2533 internationally and using the access code 1505734 through Tuesday, Feb. 22.

About Savvis

Savvis, Inc. (NASDAQ: SVVS) is a global leader in cloud infrastructure and hosted IT solutions for enterprises. Nearly 2,500 unique clients, including 32 of the top 100 companies in the Fortune 500, use Savvis to reduce capital expense, improve service levels and harness the latest advances in cloud computing. For more information, please visit www.savvis.net.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from Savvis’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in Savvis’ SEC reports and filings, including its annual report on Form 10-K for the year ended Dec. 31, 2009, and subsequent filings. Those risk factors include, but are not limited to, uncertainties in economic conditions, including conditions that could pressure enterprise IT spending; introduction of, demand for and market acceptance of Savvis’ products and services; whether or not Savvis is able to sign additional outsourcing deals; variability in pricing for those products and services; merger and acquisition activity by Savvis customers or other customer activity that affects the level of business done with Savvis; rapid evolution of technology; changes in the operating environment; and changes or proposed changes in, or introduction of new, regulatory schemes or environments that impact Savvis and/or its customers’ businesses. The forward-looking statements contained in this document speak only as of the date of publication, Feb. 8, 2011. Subsequent events and developments may cause the company’s forward-looking statements to change, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

* Non-GAAP Measures

Savvis includes information pertaining to certain non-GAAP measures in conjunction with reporting of its quarterly and year-end financial results. Adjusted EBITDA represents income from continuing operations before depreciation, amortization and accretion, and non-cash, equity-based compensation and excludes acquisition and integration costs. We have included information concerning adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. Leveraged free cash flow represents adjusted EBITDA less cash paid acquisition and integration costs, less cash capital expenditures and less cash interest, net. We have included information concerning leveraged free cash flow because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. We do not provide forward looking guidance for certain financial data, such as income from operations, depreciation, amortization and accretion, non-cash, equity-based compensation, and interest income. As a result, we are unable to provide a reconciliation of non-GAAP measures, such as adjusted EBITDA and leveraged free cash flow, for forward looking data, including 2011 full-year guidance. The calculations of adjusted EBITDA and leveraged free cash flow are not specified by United States generally accepted accounting principles. Our calculations of adjusted EBITDA and leveraged free cash flow may not be comparable to similarly-titled measures of other companies.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Revenue	$252,740	$219,819	$932,984	$874,414
Operating Expenses:
Cost of revenue (including non-cash, equity-based compensation of $1,262, $1,068, $5,919 and $5,498) (1)	129,563	120,428	500,749	480,335
Sales, general and administrative expenses (including non-cash, equity-based compensation of $3,983, $4,882, $19,759 and $23,604) (1)	61,746	50,454	226,842	203,158
Depreciation, amortization and accretion	47,390	38,519	180,903	150,854

Total Operating Expenses	238,699	209,401	908,494	834,347

Income from Continuing Operations	14,041	10,418	24,490	40,067
Loss on debt extinguishment	—	—	8,735	—
Other income and expense	17,835	14,916	70,770	58,184

Loss from Continuing Operations before Income Taxes	(3,794)	(4,498)	(55,015)	(18,117)
Income tax (benefit) expense	(688)	861	(995)	2,729

Loss from Continuing Operations, net of Income Taxes	(3,106)	(5,359)	(54,020)	(20,846)

Income from discontinued operations, net of income taxes	160	—	61	—

Net Loss	$(2,946)	$(5,359)	$(53,959)	$(20,846)

Loss per Share from Continuing Operations
Basic earnings per share	$(0.06)	$(0.10)	$(0.98)	$(0.39)

Diluted earnings per share	$(0.06)	$(0.10)	$(0.98)	$(0.39)

Weighted-Average Common Shares Outstanding
Basic	56,285	54,036	55,312	53,786

Diluted	56,285	54,036	55,312	53,786

(1)	Excludes depreciation, amortization and accretion, which is reported separately.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2010	December 31, 2009
ASSETS
Current Assets:
Cash and cash equivalents	$120,344	$160,815
Trade accounts receivable, net	65,058	45,754
Prepaid expenses and other current assets	32,359	21,217

Total Current Assets	217,761	227,786

Property and equipment, net	843,801	783,852
Goodwill	75,883	—
Intangible assets, net	19,540	404
Other non-current assets	26,665	12,716

Total Assets	$1,183,650	$1,024,758

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Payables and other trade accruals	$73,445	$52,710
Current portion of long-term debt and lease obligations	17,881	17,479
Other accrued liabilities	84,101	68,314

Total Current Liabilities	175,427	138,503

Long-term debt, net of current portion	530,649	376,089
Capital and financing method lease obligations, net of current portion	216,508	223,897
Other accrued liabilities	74,937	76,452

Total Liabilities	997,521	814,941

Stockholders’ Equity:
Common stock	566	545
Additional paid-in capital	886,593	862,834
Accumulated deficit	(688,388)	(634,429)
Accumulated other comprehensive loss	(12,642)	(19,133)

Total Stockholders’ Equity	186,129	209,817

Total Liabilities and Stockholders’ Equity	$1,183,650	$1,024,758

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Cash Flows from Operating Activities:
Net income (loss)	$(2,946)	$(5,359)	$(53,959)	$(20,846)
(Income) loss from discontinued operations, net of income taxes	160	—	61	—

Income (loss) from continuing operations, net of income taxes	(3,106)	(5,359)	(54,020)	(20,846)
Reconciliation of net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation, amortization and accretion	47,390	38,519	180,903	150,854
Non-cash, equity-based compensation	5,245	5,950	25,678	29,102
Accrued interest, net	6,894	(1,702)	10,511	4,578
Amortization of debt discount	741	3,691	10,127	14,319
Loss on debt extinguishment	—	—	7,535	—
Other, net	9	16	4,244	943
Net changes in operating assets and liabilities:
Trade accounts receivable, net	7,578	859	(15,504)	6,331
Prepaid expenses and other current and non-current assets	(1,923)	6,458	(19,559)	5,893
Payables and other trade accruals	5,132	7,597	17,553	2,322
Other accrued liabilities	3,196	1,441	9,652	(7,015)

Net cash provided by continuing operations	71,156	57,470	177,120	186,481
Net cash provided by discontinued operations	270	—	621	—

Net cash provided by operating activities	71,426	57,470	177,741	186,481

Cash Flows from Investing Activities:
Payments for capital expenditures	(43,811)	(57,132)	(202,554)	(132,936)
Acquisition of business, net of cash acquired	—	—	(112,790)	—
Cash received for disposition of business	1,459	—	1,459	—

Net cash used in investing activities	(42,352)	(57,132)	(313,885)	(132,936)

Cash Flows from Financing Activities:
Proceeds from long-term debt	—	—	643,500	2,865
Principal payments on long-term debt	(1,375)	(1,650)	(525,619)	(6,600)
Payments for debt extinguishment	—	—	(1,179)	—
Payments for debt issuance costs	(65)	—	(12,805)	—
Proceeds from stock option exercises	9,829	37	26,367	367
Payments for employee taxes on equity-based instruments	(229)	(130)	(3,326)	(1,749)
Principal payments under capital lease obligations	(3,843)	(1,055)	(23,141)	(7,145)
Other, net	—	(749)	(4,607)	(2,211)

Net cash provided by (used in) financing activities	4,317	(3,547)	99,190	(14,473)

Effect of exchange rate changes on cash and cash equivalents	(1,095)	526	(3,517)	459

Net Increase (Decrease) in Cash and Cash Equivalents	32,296	(2,683)	(40,471)	39,531
Cash and Cash Equivalents, Beginning of Period	88,048	163,498	160,815	121,284

Cash and Cash Equivalents, End of Period	$120,344	$160,815	$120,344	$160,815

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$10,500	$11,586	$45,584	$37,228

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Financial Information

(in thousands)

	Three Months Ended			Year Ended December 31,
	December 31,		September 30, 2010
	2010	2009		2010	2009
Segment Revenue:
Hosting	$185,697	$154,664	$176,724	$673,352	$607,296
Network	67,043	65,155	65,177	259,632	267,118

Total Revenue	$252,740	$219,819	$241,901	$932,984	$874,414

Segment Adjusted EBITDA:
Hosting	$76,127	$59,326	$66,892	$261,259	$239,290
Network	17,142	16,070	15,747	65,743	67,610
Corporate - Other (1)	(25,482)	(20,509)	(22,917)	(90,824)	(86,877)

Total Adjusted EBITDA (2)	$67,787	$54,887	$59,722	$236,178	$220,023

Adjusted EBITDA Reconciliation:
Income from continuing operations	$14,041	$10,418	$3,469	$24,490	$40,067
Depreciation, amortization and accretion	47,390	38,519	50,335	180,903	150,854
Non-cash, equity-based compensation	5,245	5,950	5,435	25,678	29,102
Acquisition and integration costs	1,111	—	483	5,107	—

Adjusted EBITDA	$67,787	$54,887	$59,722	$236,178	$220,023

Reconciliation of Adjusted EBITDA to Income (Loss) from Continuing Operations before Income Taxes:
Adjusted EBITDA	$67,787	$54,887	$59,722	$236,178	$220,023
Depreciation, amortization and accretion	(47,390)	(38,519)	(50,335)	(180,903)	(150,854)
Non-cash, equity-based compensation	(5,245)	(5,950)	(5,435)	(25,678)	(29,102)
Acquisition and integration costs	(1,111)	—	(483)	(5,107)	—
Interest income	34	35	41	126	226
Interest expense	(18,132)	(14,266)	(18,391)	(67,571)	(57,976)
Other income (expense)	263	(685)	(12,230)	(12,060)	(434)

Income (Loss) from Continuing Operations before Income Taxes	$(3,794)	$(4,498)	$(27,111)	$(55,015)	$(18,117)

Leveraged Free Cash Flow Reconciliation:
Adjusted EBITDA	$67,787	$54,887	$59,722	$236,178	$220,023
Acquisition and integration costs	(1,111)	—	(483)	(5,107)	—
Cash capital expenditures	(43,811)	(57,132)	(56,576)	(202,554)	(132,936)
Cash interest paid	(10,500)	(11,586)	(14,298)	(45,584)	(37,228)
Interest income	34	35	41	126	226

Leveraged Free Cash Flow (3)	$12,399	$(13,796)	$(11,594)	$(16,941)	$50,085

(1)	Corporate - Other adjusted EBITDA includes all costs not directly associated with hosting services or network services. Costs not directly associated with hosting services or network services include, but are not limited to, general and administrative costs.
(2)	Adjusted EBITDA represents income from continuing operations before depreciation, amortization, accretion and non-cash, equity-based compensation and excludes acquisition and integration costs. We have included information concerning adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity. The calculation of adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
(3)	Leveraged Free Cash Flow represents adjusted EBITDA less cash paid acquisition and integration costs, less cash capital expenditures and less cash interest, net. We have included information concerning leveraged free cash flow because we believe that in our industry such information is a relevant measurement of a company’s operating financial performance and liquidity.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended	Year Ended
	December 31, 2010

Revenue	$252,740	$932,984
Operating Expenses:
Cost of revenue (including non-cash, equity-based compensation of $1,262 and $5,919)	129,563	500,749
Sales, general and administrative expenses (including non-cash, equity-based compensation of $3,983 and $19,759)	61,746	226,842
Depreciation, amortization and accretion	47,390	180,903

Total Operating Expenses	238,699	908,494

Income from Continuing Operations	14,041	24,490
Loss on debt extinguishment	—	8,735
Other income and expense	17,835	70,770

Loss from Continuing Operations before Income Taxes	(3,794)	(55,015)
Income tax expense	(688)	(995)

Loss from Continuing Operations, net of Income Taxes	(3,106)	(54,020)

Income from discontinued operations, net of income taxes	160	61

Net Loss	$(2,946)	$(53,959)

Adjusted EBITDA	$67,787	$236,178
As a percentage of revenue	27%	25%

Acquisition and integration costs	1,111	5,107

Adjusted EBITDA including acquisition and integration costs	$66,676	$231,071
As a percentage of revenue	26%	25%

SAVVIS, Inc. and Subsidiaries

Unaudited Supplemental Revenue Information

(in thousands, except per square foot amounts)

	Three Months Ended
	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Data Center Revenue
Colocation	$86,892	$82,467	$84,281	$95,211	$96,430
Managed hosting	67,772	70,284	73,898	81,513	89,267

Data Center Metrics (1)
Total raised floor	1,433	1,477	1,477	1,564	1,541
Revenue space	878	889	885	957	938
Billed square feet	591	601	622	678	680
Utilization	67%	68%	70%	71%	73%

Average Billed Square Feet
Colocation	592.3	572.1	586.6	623.4	651.2
Managed hosting	22.9	23.8	25.1	26.8	28.1

Total Average Billed Square Feet	615.2	595.9	611.7	650.3	679.2

Average Monthly Data Center Revenue Per Billed Square Foot (2)
Colocation	$48.9	$48.1	$47.5	$50.9	$49.4
Managed hosting	985.4	984.5	974.4	1,012.7	1,059.5

(1)	Data center metrics are calculated as of period end for each respective quarter.
(2)	Average monthly data center revenue per billed square foot is calculated as the revenue per quarter divided by the average billed square feet per quarter stated on a monthly basis.

SAVVIS Revenue by Vertical

	Three Months Ended
	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010

Financial vertical	$57,742	$55,532	$60,417	$67,007	$69,698
Other	162,077	161,055	161,339	174,894	183,042

Total Revenue	$219,819	$216,587	$221,756	$241,901	$252,740

Network Revenue Supplemental Information:

	Three Months Ended
	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010

Core (1)	$31,483	$31,670	$33,459	$36,339	$38,443
Sustaining (2)	33,672	32,166	30,118	28,838	28,600

Total Network Revenue	$65,155	$63,836	$63,577	$65,177	$67,043

(1)	Core network includes revenue from Thomson Reuters and from other financial vertical and data center customers, who also purchase bundled network and hosting services.
(2)	Sustaining network includes revenue from services that are either in slower growth or declining markets or are not directly tied to the future growth of the company’s network and hosting businesses.